UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
December 20, 2007

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	36-1880355
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

435 North Michigan Avenue	60611
Chicago, Illinois	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

     As previously disclosed, on April 1, 2007, Tribune Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GreatBanc Trust Company (the “Trustee”), not in its individual or corporate capacity, but solely as trustee of the Tribune Employee Stock Ownership Trust, which forms a part of the Tribune Employee Stock Ownership Plan (the “ESOP”), Tesop Corporation, a Delaware corporation wholly owned by the ESOP (“Merger Sub”), and, for limited purposes, EGI-TRB, L.L.C., a Delaware limited liability company (“EGI-TRB”).

     On December 20, 2007 at 12:02 p.m. Eastern Standard Time (the “Effective Time”), the Company completed its merger with Merger Sub (the “Merger”), with the Company surviving the Merger. Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares held by the Company, the ESOP or Merger Sub immediately prior to the Effective Time (in each case, other than shares held on behalf of third parties) and shares held by shareholders who validly exercised appraisal rights, was cancelled and automatically converted into the right to receive $34.00, without interest and less any applicable withholding taxes, and the Company became wholly owned by the ESOP.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Second Step Credit Facilities

     On December 20, 2007, the Company entered into (a) a $1.6 billion Senior Unsecured Interim Loan Agreement (the “Credit Agreement”), by and among the Company, as borrower, the lenders party thereto (the “Lenders”), Merrill Lynch Capital Corporation (“Merrill Lynch”), as administrative agent, JPMorgan Chase Bank, N.A. (“JPMCB”), as syndication agent, Citicorp North America, Inc. (“CNAI”) and Bank of America, N.A. (“Bank of America”), as co-documentation agents, and J.P. Morgan Securities Inc. (“JPMorgan”), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), Citigroup Global Markets Inc. (“CGMI”) and Banc of America Securities LLC (“BAS”), as joint lead arrangers and joint bookrunners, and (b) Increase Joinders (the “Increase Joinders”) with JPMCB, as administrative agent, and various lenders party thereto, which Increase Joinders provide $2.105 billion of incremental term loans referred to in the Senior Secured Credit Agreement (as defined under “Incremental Facility” below). The Credit Agreement and Increase Joinders contain the negotiated terms and conditions of the commitments provided for in the second step commitment letter entered into by the Company on April 1, 2007, as amended and restated on April 5, 2007 (the “Second Step Commitment Letter”), which was attached as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2007. The Credit Agreement provides for $1.6 billion in senior unsecured bridge loans (the “Interim Loan Facility”), and the Increase Joinders provide for an additional $2.105 billion in new incremental term loans under the Senior Secured Credit Agreement (the “Incremental Facility” and together with the Interim Loan Facility, the “Second Step Credit Facilities”). The proceeds from the Second Step Credit Facilities are being used by the Company, among other ways, in connection with the consummation of the Merger, and for general corporate purposes.

Interim Loan Facility

     The Credit Agreement provides that the Interim Loan Facility will bear interest per annum at a variable rate equal to, at the Company’s election, either the applicable base rate plus a margin of 350 basis points or LIBOR plus a margin of 450 basis points; provided, that the aforementioned margins will increase by 50 basis points per annum on the date that is three calendar months following the closing date of the Credit Agreement and by an additional 50 basis points per annum on each successive date falling three calendar months thereafter, subject to specified caps, a portion of which interest may be payable through a PIK feature. If any loans under the Interim Loan Facility remain outstanding on the one-year anniversary of the closing of the Interim Loan Facility, the lenders thereunder will have the option, subject to the terms of the Credit Agreement, at any time and from time to time to exchange such initial loans for senior exchange notes that the Company will issue under a senior indenture, and the maturity date of any initial loans that are not exchanged for senior exchange notes will, unless a bankruptcy event of default has occurred and is continuing on such date, automatically be extended to December 20, 2015 (the “Final Maturity Date”). The senior exchange notes will also mature on the Final Maturity Date. Holders of the senior exchange notes will have registration rights. Subject to the terms of the Senior Secured Credit Agreement (as defined below), the Interim Loan Facility is prepayable at any time prior to maturity without penalty, other than customary “breakage” costs with respect to LIBOR loans.

     Loans under the Interim Loan Facility will be required to be repaid with the following proceeds, in each case after the obligations under the Senior Secured Credit Agreement (as defined below) have been repaid as required by the Senior Secured Credit Agreement or at the election of the Company, subject to certain exceptions and exclusions set forth in the Credit Agreement: (a) 100% of the net cash proceeds from the issuance or incurrence of certain debt for borrowed money by the Company or any subsidiary; (b) 100% of the net cash proceeds of any equity issuance consummated by the Company; (c) once the aggregate amount of net cash proceeds from all asset sales, share issuances by the Company’s subsidiaries and casualty events exceeds $25 million, 100% of such net cash proceeds, unless the Company reinvests the proceeds pursuant to the terms of the Credit Agreement; and (d) 100% of net cash proceeds from certain dispositions. In addition, loans under the Interim Loan Facility will be required to be repaid in whole or in part upon the occurrence of a change of control to any Lender which elects to have its loans repaid in connection with any such event.

     The Interim Loan Facility is guaranteed on a senior subordinated basis by certain of the Company’s direct and indirect U.S. subsidiaries. The Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default, in each case subject to customary and negotiated exceptions and limitations, as applicable.

Incremental Facility

     The Incremental Facility forms part of the Senior Tranche B Term Loan Facility (together with the Incremental Facility, the “Tranche B Facility”) under the Credit Agreement entered into by the Company on May 17, 2007 (the “Senior Secured Credit Agreement”), by and among the Company, as borrower, the lenders party thereto, JPMCB, as administrative agent, Merrill Lynch, as syndication agent, CNAI, Bank of America and Barclays Bank plc, as co-documentation agents, and JPMorgan, MLPFS, CGMI and BAS, as joint lead arrangers and joint bookrunners, which was attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2007. The Tranche B Facility bears interest per annum at a variable rate equal to, at the Company’s election, either the applicable base rate plus a margin of 200 basis points or LIBOR plus a margin of 300 basis points.

     The Tranche B Facility amortizes at a rate of 1.0% per annum (payable quarterly) prior to maturity, on which date the remaining principal amount will be payable in full. Prior to the first anniversary of the closing date of the Senior Secured Credit Agreement, optional prepayments on the Tranche B Facility with the proceeds of a substantially concurrent issuance of loans under any senior secured credit facilities pursuant to the Senior Secured Credit Agreement must be accompanied by a prepayment fee equal to 1% of the aggregate amount of such prepayments if the interest rate spread applicable to such new loans is less than the interest rate applicable to the Tranche B Facility. Except as described in the immediately preceding sentence, the Tranche B Facility is prepayable at any time prior to maturity without penalty, other than customary “breakage” costs with respect to LIBOR loans.

     Loans under the Tranche B Facility are required to be repaid with the following proceeds, subject to certain exceptions and exclusions set forth in the Senior Secured Credit Agreement: (a) 100% of the net cash proceeds from the issuance or incurrence of debt for borrowed money by the Company or any subsidiary (other than debt permitted to be incurred under the negative covenants contained in the Senior Secured Credit Agreement (with certain exclusions)); (b) certain specified percentages of excess cash flow proceeds based on a leveraged-based grid ranging from 50% to 0%; (c) once the aggregate amount of net cash proceeds from all asset sales, share issuances by the Company’s subsidiaries and casualty events exceeds $50 million, 100% of such net cash proceeds unless the Company reinvests the proceeds pursuant to the terms of the Senior Secured Credit Agreement; and (d) 100% of net cash proceeds from certain dispositions.

     The Tranche B Facility is guaranteed by certain of the Company’s direct and indirect U.S. subsidiaries and secured by a pledge of the capital stock of certain specified subsidiaries of the Company. Certain outstanding senior notes of the Company (the “Existing Notes”) are secured on an equal and ratable basis with the facilities under the Senior Secured Credit Agreement, including the Tranche B Facility, as required by the terms of the indentures governing such Existing Notes.

     The Senior Secured Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default, in each case subject to customary and negotiated exceptions and limitations, as applicable. In addition, the Senior Secured Credit Agreement includes three financial covenants with which the Company must comply, including a maximum total guaranteed leverage ratio, a minimum interest coverage ratio and limitations on capital expenditures.

     The foregoing summary of the material terms of the Credit Agreement and the Increase Joinders is qualified in its entirety by the complete terms and conditions of the Credit Agreement and the form of Increase Joinder, respectively, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. The foregoing summary of the material terms of the Senior Secured Credit Agreement is qualified in its entirety by the complete terms and conditions of the Senior Secured Credit Agreement, which was attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2007.

Consummation of the Second Step Purchase Transaction

     On December 20, 2007, immediately following the consummation of the Merger, EGI-TRB purchased from the Company, pursuant to a previously disclosed Securities Purchase Agreement (the “EGI Purchase Agreement”) dated April 1, 2007 by and among the Company, EGI-TRB and Samuel Zell, for an aggregate purchase price of $315 million, (1) an unsecured subordinated promissory note in the principal amount of $225 million (the “Subordinated Note”) and (2) a 15-year warrant (the “Warrant”) to purchase 43,478,261 shares of Company Common Stock (subject to adjustment), representing approximately 40% of the economic equity interest in the Company following the Merger (on a fully-diluted basis). Thereafter, EGI-TRB assigned a minority interest in the Subordinated Note and Warrant to certain permitted assignees. The Warrant has an initial aggregate exercise price of $500 million, increasing by $10 million per year for the first ten years of the Warrant, for a maximum aggregate exercise price of $600 million (subject to adjustment). The Subordinated Note and the Warrant are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

     In addition, immediately prior to the Merger, the Company repaid the $200 million exchangeable promissory note held by EGI-TRB, plus accrued interest thereon.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     The information set forth above under the heading “Introductory Note” of this Form 8-K is incorporated herein by reference. On December 20, 2007, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     The information set forth above under the heading “Second Step Credit Facilities” in Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

     On December 20, 2007, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger was consummated, pursuant to which each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares held by the Company, the ESOP or Merger Sub immediately prior to the Effective Time (in each case, other than shares held on behalf of third parties) and shares held by shareholders who validly exercised appraisal rights, was cancelled and automatically converted into the right to receive $34.00, without interest and less any applicable withholding taxes. The Company requested that the Company Common Stock (and associated Series A junior participating preferred stock purchase rights) be suspended from the NYSE, effective as of the close of market on December 20, 2007, and that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Company Common Stock and associated Series A junior participating preferred stock purchase rights are no longer listed on the NYSE.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     As a result of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares held by the Company, the ESOP or Merger Sub immediately prior to the Effective Time (in each case, other than shares held on behalf of third parties) and shares held by shareholders who validly exercised appraisal rights, was cancelled and automatically converted into the right to receive $34.00, without interest and less any applicable withholding taxes.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

     On December 20, 2007, pursuant to the terms of the Merger Agreement, the Merger of Merger Sub with and into the Company was consummated. The Company was the surviving corporation in the Merger. As a result of the Merger, the Company became wholly owned by the ESOP.

     The aggregate consideration paid in respect of the cancelled shares of Company Common Stock was approximately $4.0 billion. The aggregate consideration was funded by the Second Step Credit Facilities, the purchase by EGI-TRB of the Subordinated Note and the Warrant pursuant to the EGI Purchase Agreement, and available cash on hand.

     A copy of the press release issued by the Company on December 20, 2007 announcing the consummation of the Merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     Pursuant to the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company, the surviving corporation in the Merger. Accordingly, upon consummation of the Merger, each of Betsy D. Holden, William A. Osborn, William C. Pate, Maggie Wilderotter and Samuel Zell became members of the Board of Directors (the “Board”) of the Company. Pursuant to the EGI Purchase Agreement, Samuel Zell was elected to serve as Chairman of the Board, effective as of December 20, 2007.

     At the first meeting of the Board following the Effective Time, the Board appointed Samuel Zell as Chief Executive Officer of the Company and Jeffrey S. Berg, Brian L. Greenspun and Frank Wood to serve as directors of the Company. Ms. Wilderotter and Messrs. Greenspun and Pate were appointed to serve on the Compensation Committee. Mr. Wood was appointed to serve on the Audit Committee, along with Ms. Holden and Mr. Osborn.

     Pursuant to the assignment by EGI-TRB of a minority interest in the Subordinated Note and Warrant, referenced in Item 1.01 above, Messrs. Greenspun and Pate each acquired an interest in the Subordinated Note and Warrant through limited liability companies for which they each serve as the sole economic member. Concurrently with these assignments, such limited liability companies joined that certain Investor Rights Agreement, dated as of April 1, 2007, by and among the Company, EGI-TRB and the ESOP, and designated EGI-TRB as their representative to the Company for certain purposes under the Subordinated Note. In addition, from time to time, entities in which Mr. Greenspun has an ownership interest have purchased and may continue to purchase, in the ordinary course of business, advertising from Company subsidiaries and affiliates.

     On December 20, 2007, the Board also appointed Randy Michaels to serve as Executive Vice President and Chief Executive Officer of Interactive and Broadcasting and Gerald A. Spector as Executive Vice President and Chief Administrative Officer.

     Mr. Zell, 66,  has been a director of the Company since April 2007. Mr. Zell has served as chairman of Equity Group Investments, L.L.C. ("EGI"), a private investment company, since 1999 and its president since 2006. Mr. Zell was a trustee and chairman of the board of trustees of Equity Office Properties Trust, an equity real estate investment trust primarily focused on office buildings, from October 1996 until its acquisition in February, 2007, its chief executive officer from April 2002 to April 2003, and its president from April 2002 until November 2002. Mr. Zell has been chairman of the board of Covanta Holding Corporation (previously known as  Danielson Holding Corporation), a waste-to-energy and specialty insurance services company, since September 2005,

                                                                                                                                     7

served as its president, chairman and chief executive officer from July 2002 until December 2004, and was a director from 1999 until 2004. For more than the past five years, Mr. Zell has been chairman of the board of Equity Lifestyle Properties, Inc. (previously known as Manufactured Home Communities, Inc.), an equity real estate investment trust primarily engaged in the ownership and operation of manufactured home resort communities; chairman of the board of trustees of Equity Residential, an equity real estate investment trust that owns and operates multi-family residential properties; and chairman of the board of Capital Trust, Inc., a specialized finance company. Mr. Zell has been a director of Anixter International Inc. since 1984, and chairman of its board of directors since 1985.

     Mr. Michaels, 55, has since early 2007 served as chief executive officer of Local TV, LLC, a company that acquired the television stations formerly owned by The New York Times Company. Beginning in 1986, Mr. Michaels served in various executive capacities at Jacor, later becoming its chief executive officer. When Clear Channel Communications acquired Jacor in 1999, Mr. Michaels became Clear Channel’s division president and later chairman and chief executive officer. Mr. Michaels left Clear Channel in 2002 and started several private broadcast firms, including RadioActive and Product 1st. He began working with Oak Hill Capital partners in early 2005 on acquisition opportunities, culminating in the creation of Local TV.

     Mr. Spector, 60, served as trustee and executive vice president of Equity Residential, the largest apartment real estate investment trust in the United States, since March 1993, and chief operating officer since February 1995. He was treasurer from March 1993 to February 1995. At the end of 2007, Spector will retire from his operating posts at Equity Residential but remain vice chairman of Equity Residential’s board of trustees. From 1988 to 1994, Mr. Spector was chief operating officer of Equity Group Investments. For the last three of those years he was also EGI’s executive vice president.

     As of the Effective Time, the following individuals ceased to be members of the Board: Dennis J. FitzSimons, Enrique Hernandez, Jr., Robert S. Morrison and Dudley S. Taft. Messrs. Hernandez and Morrison ceased to serve on the Compensation & Organization, Nominating & Governance and Executive Committees of the Board, while Mr. Taft ceased to serve on the Audit Committee of the Board.

     As of the Effective Time, Dennis J. FitzSimons, Chief Executive Officer and a member of the Board of Directors of the Company, resigned as a director and officer of the Company. Mr. FitzSimons has been employed by the Company for over 25 years. Mr. FitzSimons will leave the Company at the end of the year. In connection with his departure, Mr. FitzSimons and the Company are entering into a separation agreement that provides for payments consistent with the terms previously disclosed in the Company's Definitive Proxy Statement on Schedule 14A, dated July 13, 2007, and consistent with the Company’s Management Equity Incentive Plan, discussed below. On December 19, 2007, the Company issued a press release announcing the intention of Mr. FitzSimons to resign. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

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Management Equity Incentive Plan

     On December 20, 2007, the Board approved the Company’s 2007 Management Equity Incentive Plan (the “Plan”). The Plan provides for phantom units (the “Units”) that generally track the value of a share of common stock of the newly private company (“Tribune Common Stock”). Awards will be made to eligible members of Company management and other key employees at the discretion of the Board. Awards under the Plan are classified as First Tranche Units and Second Tranche Units.

     The First Tranche Units will represent approximately 5% of the fully-diluted outstanding Tribune Common Stock (subject to customary anti-dilution adjustments) (5,434,652 Units). First Tranche Units will vest ratably over a three-year period beginning on the date of grant. Unvested First Tranche Units will vest upon a change in control of the Company or upon termination of employment due to death or disability. Unvested First Tranche Units will be cancelled upon a termination of a Plan participant’s employment for any reason other than death or disability.

     The Second Tranche Units will represent approximately 3% of the fully-diluted outstanding Tribune Common Stock (subject to customary anti-dilution adjustments) (3,261,000 Units). Fifty percent of the Second Tranche Units will be fully vested upon grant and the remaining fifty percent will vest on the one year anniversary of the grant date. Any unvested Second Tranche Units will become fully vested upon a change in control of the Company, an involuntary termination of employment or a termination of employment due to a Plan participant’s death or disability. Unvested Second Tranche Units will be cancelled upon a termination of a Plan participant’s employment for any reason other than an involuntary termination of employment or a termination of employment due to death or disability. Participants receiving Second Tranche Units will be entitled to a gross-up for the payment of excise taxes, if any, in connection with the Merger.

     In general, one-third of vested Units subject to an award (whether First Tranche Units or Second Tranche Units) will be payable in cash on each of the fourth, sixth and eighth anniversaries of the grant date or, if sooner, upon the occurrence of a change in control or a termination of employment based on the fair market value of the Tribune Common Stock on the December 31 immediately following the settlement event. With respect to Second Tranche Units only, in the event of a termination of a Plan participant’s employment prior to December 20, 2008, such participant will receive his or her pro rata share (based upon the amount of his or her vested Second Tranche Units relative to all Second Tranche Units outstanding and reserved for issuance) of $25.0 million, payable within ten business days following such termination of employment.

     The Company granted 4,174,080  First Tranche Units and 3,261,000 Second Tranche Units on December 20, 2007, including grants to the following individuals:

Name ___________________________________________________________________________________________	First Tranche Units	Second Tranche Units
Dennis J. FitzSimons Former Chairman, President and CEO	0 _______________________________	380,450 ____________________________

Donald C. Grenesko Senior Vice President, Finance and Administration	0 _______________________________	271,750 ____________________________

Scott C. Smith President, Tribune Publishing Company and Publisher, Chicago Tribune Company	0 _______________________________	271,750 ____________________________

Luis E. Lewin Senior Vice President, Human Resources	54,350 _______________________________	0 ____________________________

John E. Reardon President, Tribune Broadcasting Company	0 _______________________________	195,660 ____________________________

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     In connection with the consummation of the Merger, the Company’s certificate of incorporation and by-laws were amended and restated, effective as of the Effective Time, so that they read substantially in the form agreed to pursuant to the Merger Agreement. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-laws of the Company are attached hereto as Exhibit 3.1 and 3.2, respectively, and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.                     Description
3.1                                   Amended and Restated Articles of Incorporation of Tribune Company
3.2                                   Amended and Restated By-laws of Tribune Company
4.1                                   Unsecured Interim Loan Agreement, dated as of December 20, 2007, by and among Tribune Company, as borrower, the lenders party thereto,
                                        Merrill Lynch Capital Corporation, as administrative agent, JPMorgan
                                        Chase Bank, N.A., as syndication agent, Citicorp North America, Inc. and

Bank of America, N.A., as co-documentation agents, and J.P. Morgan
Securities Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Citigroup Global Markets Inc. and Banc of America
Securities LLC, as joint lead arrangers and joint bookrunners

4.2	Form of Increase Joinder, by and among Tribune Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the various lenders party thereto.

10.1	Subordinated Promissory Note, dated as of December 20, 2007, issued by
Tribune Company to EGI-TRB, L.L.C. (incorporated by reference to
Exhibit (d)(45) to the final amendment to Schedule 13E-3, filed by
Tribune Company with the Securities and Exchange Commission on
December 20, 2007)

10.2	Warrant to Purchase Shares of Common Stock, dated December 20, 2007, issued by Tribune Company to EGI-TRB, L.L.C. (incorporated by reference to Exhibit (d)(46) to the final amendment to Schedule 13E-3, filed by Tribune Company with the Securities and Exchange Commission on December 20, 2007)

99.1	Press Release of Tribune Company, dated December 20, 2007
(incorporated by reference to Exhibit (a)(5)(Q) to the final amendment to
Schedule 13E-3, filed by Tribune Company with the Securities and
Exchange Commission on December 20, 2007)

99.2	Press Release of Tribune Company, dated December 19, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY

By: /s/ Crane H. Kenney
Name: Crane H. Kenney
Title:    Senior Vice President, General
           Counsel and Secretary

Dated: December 28, 2007

EXHIBIT INDEX

Exhibit No. Description

3.1	Amended and Restated Articles of Incorporation of Tribune Company
3.2	Amended and Restated By-laws of Tribune Company
4.1	Unsecured Interim Loan Agreement, dated as of December 20, 2007, by and among Tribune Company, as borrower, the lenders party thereto,
Merrill Lynch Capital Corporation, as administrative agent, JPMorgan
Chase Bank, N.A., as syndication agent, Citicorp North America, Inc. and
Bank of America, N.A., as co-documentation agents, and J.P. Morgan
Securities Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Citigroup Global Markets Inc. and Banc of America
Securities LLC, as joint lead arrangers and joint bookrunners

4.2	Form of Increase Joinder, by and among Tribune Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the various lenders party thereto

10.1	Subordinated Promissory Note, dated as of December 20, 2007, issued by
Tribune Company to EGI-TRB, L.L.C. (incorporated by reference to
Exhibit (d)(45) to the final amendment to Schedule 13E-3, filed by
Tribune Company with the Securities and Exchange Commission on
December 20, 2007)

10.2	Warrant to Purchase Shares of Common Stock, dated December 20, 2007, issued by Tribune Company to EGI-TRB, L.L.C. (incorporated by reference to Exhibit (d)(46) to the final amendment to Schedule 13E-3, filed by Tribune Company with the Securities and Exchange Commission on December 20, 2007)
99.1	Press Release of Tribune Company, dated December 20, 2007
(incorporated by reference to Exhibit (a)(5)(Q) to the final amendment to
Schedule 13E-3, filed by Tribune Company with the Securities and
Exchange Commission on December 20, 2007)
99.2	Press Release of Tribune Company, dated December 19, 2007